UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2012

LAZARE KAPLAN INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information set forth under “Results of Operations” in Item 8.01 in this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Notification of Late Filing

On August 30, 2012, Lazare Kaplan International Inc. (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its Annual Report on Form 10-K for the fiscal year ended May 31, 2012 (“2012 Fiscal Year”).

As stated in the Form 12b-25, the Company has been unable to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”).

Accordingly, the Company is currently unable to finalize its financial statements for the 2012 Fiscal Year or file its Form 10-K for that period. Additionally, the Company remains unable to finalize its financial statements or file the corresponding (i) Form 10-K for each of its fiscal years ended May 31, 2009, 2010 or 2011, and (ii) Form 10-Q for each of its fiscal quarters ended February 29, 2012, November 30, 2011, August 31, 2011, February 28, 2011, November 30, 2010, August 31, 2010, February 28, 2010, November 30, 2009 or August 31, 2009.

The Company intends to as promptly as practicable finalize and file its Forms 10-K and Forms 10-Q for the periods referenced above with the Securities and Exchange Commission, upon the earlier to occur of (a) the successful resolution of the remaining aspects of the Material Uncertainties or (b) the Company concluding (together with its Independent Public Accountants) that the remaining Material Uncertainties have been resolved to such an extent that it can finalize its financial statements.

Please refer to the Forms 8-K filed by the Company on September 1, 2009, September 16, 2009, October 21, 2009, January 15, 2010, April 14, 2010, August 31, 2010, October 15, 2010, January 14, 2011, April 14, 2011, and July 6, 2011, August 30, 2011, October 18, 2011, December 29, 2011, January 18, 2012 and April 16, 2012.

In an effort to resolve the Material Uncertainties, the Company, among other things:

•	entered into discussions with various financial institutions related to these matters regarding resolution of the Company’s potential claims and repayment of amounts which were asserted as being owed by the Company to these institutions;

•	filed claims for indemnification under two sets of “All Risks” insurance policies, one governed by the laws of the United States of America and the other by the laws of the United Kingdom (respectively, the “U.S. Polices” and the “U.K. Policies”).

•	pursued recovery of its assets through a series of actions, including litigation in the courts of Belgium, the United Kingdom and the United States of America.

In furtherance of the foregoing, the Company has taken the following steps and the following events have occurred.

Insurance

Effective December 2009, the Company entered into an interim payment agreement with the underwriters of the U.S. Policies (the “U.S. Underwriters”), pursuant to which the Company received a non-refundable payment of $28 million (the “Interim Payment”), and the U.S. Underwriters agreed to reimburse certain costs incurred by the Company in connection with the investigation of its claims. In addition, the U.S. Underwriters agreed to provide the Company with a coverage opinion regarding all claims made under the U.S. Policies by May 3, 2010.

On April 30, 2010 and May 3, 2010, the underwriters of the U.K. Policies (the “U.K. Underwriters”) and the U.S. Underwriters, respectively, notified the Company that they were denying coverage of the Company’s claims. The U.K. Underwriters further advised the Company that they had initiated litigation in the courts of England for a declaratory judgment confirming that the Company’s losses were not covered under the U.K. Policies. The Company answered by asserting various counter claims and asking that coverage for the Company’s claimed losses be confirmed by the court.

On May 17, 2010, the Company filed suit in the Federal District Court of New York asserting claims for, among other things, the non-payment of covered losses under the U.S. Policies, unpaid sue and labor costs and consequential damages.

On July 1, 2011, the Company and certain of its affiliates entered into a U.S. Release and Settlement Agreement with the U.S. Underwriters (the “U.S. Settlement Agreement”), and a U.K. Release and Settlement Agreement with the U.K. Underwriters (the “U.K. Settlement Agreement” and, with the U.S. Settlement Agreement, the “Release and Settlement Agreements”). Pursuant to the Release and Settlement Agreements, the Company was paid a total of $32,000,000. Furthermore, in the context of the Release and Settlement Agreements, the parties dismissed all pending litigation and executed mutual releases. The Company retained all of its rights to pursue recovery of its assets against third parties.

Settlement With Certain Financial Institutions

On October 26, 2010, the Company and its affiliates, Lazare Kaplan Japan Inc. (“LK Japan”), Lazare Kaplan Europe Inc. (“LK Europe”) and Lazare Kaplan Africa Inc. (“LK Africa” and, collectively with LK Japan and LK Europe, the “Affiliates”) entered into a Settlement Agreement (the “2010 Settlement Agreement”) with ABN AMRO Bank N.V. (“ABN”) and The Royal Bank of Scotland PLC (“RBS”).

Pursuant to the 2010 Settlement Agreement:

•	Obligations of the Company and/or its Affiliates totaling approximately $64 million were deemed by ABN and RBS to be satisfied in full. The “Obligations” consisted of:

(a)	asserted unpaid principal, interest and expenses under the Facility Letter dated as of February 27, 2009 (the “Facility Letter”) and the Amended and Restated Credit Agreement dated as of February 27, 2009 (the “ABN Credit Agreement”), each between the Company and ABN;

(b)	two guaranties, each dated February 27, 2009, pursuant to which the Affiliates guaranteed the obligations of the Company to ABN under the Facility Letter and the ABN Credit Agreement;

(c)	asserted unpaid principal, interest and expenses under the Amended and Restated Credit Facility Agreement dated as of February 28, 2009 between LK Japan and RBS (the “Japan Credit Agreement”);

(d)	a guarantee dated April 13, 2009, pursuant to which the Company guaranteed the obligations of LK Japan to RBS under the Japan Credit Agreement; and

(e)	a guaranty dated September 1, 2007 pursuant to which the Company guaranteed up to fifty percent of certain obligations of Gulfdiam DMCC, an affiliate of the Company, to ABN.

•	ABN agreed to transfer to the Company all of ABN’s legal and equitable right, title and interest in and to an aggregate of 2,151,103 shares of the Company’s common stock.

•	ABN assigned to the Company ABN’s right, title and interest under the U.K. Policies, as well as ABN’s right, title and interest to receive proceeds paid or payable under the U.K. Policies. ABN’s assignment to the Company of such right, title and interest included ABN’s right, title and interest in any amounts that the Company received with respect to any settlement reached or judgment rendered in certain lawsuits.

•	ABN and RBS each released the Company and the Affiliates from any and all of the Obligations and claims relating thereto. In return, the Company and the Affiliates each released ABN and RBS from certain claims asserted by the Company relating to the Obligations as well as other claims asserted by the Company relating to its relationship and business dealings with each of ABN and RBS.

•	The Company paid to ABN and RBS, collectively, $14 million.

Litigation with KBC Bank N.V. and Antwerp Diamond Bank N.V.

On February 19, 2008, Lazare Kaplan Belgium N.V., a subsidiary of the Company (the “Subsidiary”), and Antwerp Diamond Bank N.V. (“ADB”) entered into a Credit Confirmation Letter (the “Credit Letter”), pursuant to which ADB granted to the Subsidiary an uncommitted US$25 million credit facility (the “$25M Facility”).

On February 20, 2008, the Company and ADB entered into a Credit Confirmation Agreement (the “Credit Agreement”), pursuant to which ADB granted to the Company an unsecured, uncommitted US$45 million New York credit facility (the “$45M Facility”).

Commencing in early 2009, the Company entered into discussions with the Executive Committee and senior management of ADB concerning, among other matters, its knowledge with respect to the loss or theft of the Company’s assets and the possible obligations of ADB to the Company and the Subsidiary resulting from its actions and the actions of certain of its senior personnel.

On December 29, 2009, ADB delivered a notice to the Subsidiary, stating that under the terms of the Credit Letter, it was terminating the $25M Facility as of January 28, 2010. There were no amounts outstanding under the $25M Facility at the time of termination.

On December 30, 2009, ADB delivered a notice to the Company, stating that under the terms of the Credit Agreement, it was terminating the $45M Facility on March 1, 2010. Pursuant to such notice, ADB claimed that the balance allegedly outstanding under the $45M Facility plus accrued and unpaid interest, costs, charges and fees (including attorneys’ fees) would be due and payable on such termination date. At the time of termination approximately $43 million was alleged by ADB to be outstanding under the $45M Facility.

In early 2010 the Company contacted executive management of KBC Bank N.V. (“KBC”), the parent company of ADB, concerning the loss or theft of the assets of the Company and the Subsidiary and the Company’s understanding of the potential involvement of ADB and senior members of ADB’s management with respect thereto.

In March 2010, ADB commenced litigation against the Company in the Antwerp Court of Commerce seeking payment of amounts alleged to be due and owing under the $45M Facility.

The Company denies that any amounts are currently due or owing to ADB under the $45M Facility and further denies that any action under the $45M Facility may be brought by ADB in the courts of Belgium. Belgian proceedings, originally scheduled to be heard on October 7, 2011 and rescheduled for September 28, 2012, are currently scheduled, subject to final approval of the Belgian court, to begin on March 22, 2013.

On December 23, 2011 the Company filed suit against ADB and KBC – under the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and state law. The Company is seeking, among other things, in excess of $500 million in damages that could be trebled under RICO. The lawsuit alleges that the banks engaged in money laundering and other illegal activity that includes the theft of over $135 million from the sales of diamonds belonging to the Company and its affiliates. Both banks have offices in New York and conduct licensed banking operations in the United States. The Company filed the RICO lawsuit against ADB and KBC in an effort to resolve the remaining Material Uncertainties.

On April 6, 2012, KBC and ADB filed motions to dismiss the Company’s complaint. The Company has submitted papers in opposition to such motions. The motions are fully briefed and the Company expects the Court to soon issue a decision on the motions.

The Company believes that the continued existence of this litigation and the remaining Material Uncertainties have a significant detrimental effect on the Company’s ability to transact business in the ordinary course.

Other Matters:

The Company was informed of the death of Director Lucien Burstein, who passed away on August 12, 2012. Everyone at the Company extends heartfelt condolences to his family. Mr. Burstein joined the Company’s Board of Directors in 1984 and has served on the Audit and Compensation Committees of the Board, as well as serving as the Company’s Secretary. As a Senior Partner of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, he served as corporate counsel to the Company for many years.

The Company is grateful for his leadership as he guided the Company, shaping a corporate culture of honesty and integrity. The Company is extremely fortunate to have had his counsel and direction for so many years. All at the Company are saddened by his loss and our thoughts are with his family and friends during this difficult time.

Results of Operations

As described above, at this time, the Company is unable to resolve the remaining Material Uncertainties. As such, the Company cannot report its results of operations for the 2012 Fiscal Year, except as set forth below.

The Company anticipates that its reported results of operations for Fiscal 2012 will reflect significant changes from the corresponding period of the last fiscal year. However, the Company, at this time, can only give a reasonable estimate of its anticipated net sales for the 2012 Fiscal Year, which is subject to the completion of the Company’s audits for its fiscal years ended May 31, 2009, May 31, 2010, May 31, 2011, and May 31, 2012.

The Company anticipates net sales of approximately $105.7 million for the 2012 Fiscal Year as compared to net sales of $137.8 million for the fiscal year ended May 31, 2011. The decrease in net sales primarily reflects a decrease in rough trading volume.

Current uncertain economic conditions continue to impact the sectors of the diamond and jewelry industry in which the Company operates. In addition, the continued existence of its litigation with ADB and KBC and the inability of the Company to timely resolve the remainder of the Material Uncertainties has adversely impacted the Company's ability to transact business in the ordinary course to the same extent and in the same manner as it did previously. This includes, without limitation, the ability of the Company to maintain and/or expand its operations.

Forward-Looking Statements

The information provided in this Form 8-K includes forward-looking statements, including, without limitation, statements regarding financial information, the estimated timing for the completion of the Company’s financial statements, the filing of the Company’s Form 10-K for the 2012 Fiscal Year and other annual and quarterly reports, and expectations regarding the Company’s legal proceedings.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: August 30, 2012	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer